UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 18, 2013

Big Clix Corp.

(Exact name of registrant as specified in its charter)

Florida	333-168403	27-2880472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12D School Street, Fairfax, CA	94930
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	415-259-0725

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On April 16, 2013, the Company entered into a Letter of Intent whereby the Company was to acquire 100% of IJR Consulting, Inc., in exchange for 25% of the issued and outstanding common stock (“Acquisition Shares”) of the Company and $2 million dollars (“Acquisition Amount”) in cash. The Acquisition Shares will be deposited in an escrow account and released to IJR upon the Closing Event and the satisfaction of certain post closing required as defined in the definitive agreements. The Acquisition Amount must be paid within eighteen (18) months from the closing of the definitive agreements.

A copy of the Letter Of Intent is attached as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01      Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Letter of Intent dated April 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Big Clix Corp.

Date: April 18, 2013	By: /s/ Patrick Yore Patrick Yore, President